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                                                                   EXHIBIT 23.2







                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Dransfield China Paper Corporation 1996 Share Option Scheme and to the incorporation by reference therein of our report dated August 30, 1999, with respect to the consolidated financial statements and schedules of Dransfield China Paper Corporation included in its Annual Report (Form 20-F) for the year ended March 31, 1999, filed with the Securities and Exchange Commission.



                                                     /s/ Ernst & Young

                                                     ERNST & YOUNG LLP



Hong Kong
December 2, 1999